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                                                                   EX-99.(h)(3)

                     TRANSFER AGENCY AND SERVICE AGREEMENT

                                  SCHEDULE A

                      List of Wells Fargo Advantage Funds
                            Wells Fargo Funds Trust

                        100% Treasury Money Market Fund
                          Aggressive Allocation Fund
                               Asia Pacific Fund
                             Asset Allocation Fund
                           C&B Large Cap Value Fund
                            C&B Mid Cap Value Fund
                     California Limited-Term Tax-Free Fund
                           California Tax-Free Fund
                     California Tax-Free Money Market Fund
                    California Tax-Free Money Market Trust
                              Capital Growth Fund
                       Cash Investment Money Market Fund
                            Colorado Tax-Free Fund
                               Common Stock Fund
                         Conservative Allocation Fund
                                Discovery Fund
                             Diversified Bond Fund
                            Diversified Equity Fund
                          Diversified Small Cap Fund
                             Emerging Growth Fund
                         Emerging Markets Equity Fund
                             Endeavor Select Fund
                                Enterprise Fund
                              Equity Income Fund
                               Equity Value Fund
                         Government Money Market Fund
                          Government Securities Fund
                                  Growth Fund
                             Growth Balanced Fund
                              Growth Equity Fund
                          Heritage Money Market Fund
                               High Income Fund
                               Income Plus Fund
                                  Index Fund
                         Inflation-Protected Bond Fund

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                         Intermediate Tax-Free Fund/1/
                            International Core Fund
                           International Equity Fund
                           International Value Fund
                          Large Cap Appreciation Fund
                             Large Cap Growth Fund
                            Large Company Core Fund
                           Large Company Growth Fund
                           Large Company Value Fund
                  Managed Account CoreBuilder Shares Series G
                  Managed Account CoreBuilder Shares Series M
                           Mid Cap Disciplined Fund
                              Mid Cap Growth Fund
                          Minnesota Money Market Fund
                            Minnesota Tax-Free Fund
                            Moderate Balanced Fund
                               Money Market Fund
                              Money Market Trust
                              Municipal Bond Fund
                          Municipal Money Market Fund
                     National Tax-Free Money Market Trust
                      National Tax-Free Money Market Fund
                               Opportunity Fund
                          Overland Express Sweep Fund
                      Prime Investment Money Market Fund
                      Short Duration Government Bond Fund
                             Short-Term Bond Fund
                        Short-Term High Yield Bond Fund
                        Short-Term Municipal Bond Fund
                          Small Cap Disciplined Fund
                             Small Cap Growth Fund
                         Small Cap Opportunities Fund
                             Small Cap Value Fund
                           Small Company Growth Fund
                           Small Company Value Fund
                           Small/Mid Cap Value Fund
                         Social Sustainability Fund/2/
                      Specialized Financial Services Fund
                          Specialized Technology Fund
                              Stable Income Fund
                             Strategic Income Fund
                        Strategic Small Cap Value Fund
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/1/  On November 7, 2007, the Board of Trustees approved the name change of the
     Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

/2/ On May 7, 2008, the Board of Trustees approved the establishment of the Social Sustainability Fund (formerly, Social Awareness Fund), which is expected to commence operations on or about October 1, 2008.

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                               Target 2010 Fund
                               Target 2015 Fund
                               Target 2020 Fund
                               Target 2025 Fund
                               Target 2030 Fund
                               Target 2035 Fund
                               Target 2040 Fund
                               Target 2045 Fund
                               Target 2050 Fund
                               Target Today Fund
                            Total Return Bond Fund
                        Treasury Plus Money Market Fund
                                U.S. Value Fund
                         Ultra Short-Term Income Fund
                    Ultra Short-Term Municipal Income Fund
                WealthBuilder Conservative Allocation Portfolio
                        WealthBuilder Equity Portfolio
                   WealthBuilder Growth Allocation Portfolio
                    WealthBuilder Growth Balanced Portfolio
                   WealthBuilder Moderate Balanced Portfolio
                    WealthBuilder Tactical Equity Portfolio
                            Wisconsin Tax-Free Fund

                          Wells Fargo Variable Trust

                           VT Asset Allocation Fund
                          VT C&B Large Cap Value Fund
                               VT Discovery Fund
                             VT Equity Income Fund
                          VT International Core Fund
                          VT Large Company Core Fund
                         VT Large Company Growth Fund
                             VT Money Market Fund
                          VT Small/Mid Cap Value Fund
                              VT Opportunity Fund
                           VT Small Cap Growth Fund
                           VT Total Return Bond Fund

Schedule A amended: August 6, 2008

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   The foregoing schedule is agreed to as of August 6, 2008 and shall remain in effect until changed in writing by the parties.

                                          Each of the Trusts on Schedule A

                                          BY:
                                               ---------------------------------
                                               Andrew Owen
                                               Executive Vice President

ATTEST:

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                                          BOSTON FINANCIAL DATA SERVICES, INC.

                                          BY:
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ATTEST:

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